POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints Benjamin Singer, Travis Shrout, and Ting Wang of Procore Technologies, Inc. (the “Company”) or any of them signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)

prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID Application to Obtain EDGAR Access Codes and any other forms necessary to generate EDGAR codes on the undersigned’s behalf enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the SEC;

(2)

execute for and on behalf of the undersigned, in the undersigned's capacity as a director, officer, and/or a 10% stockholder of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

By signing this Power of Attorney, the undersigned hereby revokes any and all other power of attorney documents previously executed in connection with the undersigned's obligations as a director, officer, and/or 10% stockholder of the Company to prepare and file Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act. This Power of Attorney shall remain in full force and effect until the earliest to occur of the following: (a) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or one of its affiliates.

The undersigned acknowledges that (i) this Power of Attorney authorizes, but does not require, an attorney-in-fact to act in such attorney-in-fact’s individual discretion on information provided to such attorney-in-fact without independent verification of such information; (ii) the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of (A) the undersigned's responsibilities to comply with Section 16(a) of the Exchange Act or (B) any liability of the undersigned for any failure to comply with the applicable Exchange Act requirements or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and (iii) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without limitation, applicable reporting requirements under Section 16 of the Exchange Act.

IN WITNESS WHEREOF,

the undersigned has caused this Power of Attorney to be executed as of 2/22/25.

/s/ Kevin J. O’Connor

Kevin J. O’Connor